SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

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                               Neose Technologies, Inc.
                -----------------------------------------------
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

                            Neose Technologies, Inc.

                                     [LOGO]

                                 102 Witmer Road
                           Horsham, Pennsylvania 19044





To:      Our Stockholders

From:    Stephen Roth

Subject: Invitation to the Neose Technologies, Inc. 2000 Annual Meeting



     Please come to our Annual Meeting on June 26, 2000 to find out more about your company and the significant progress we are making. You will have the opportunity to ask questions and make comments. Enclosed with this Proxy Statement are your voting card and the 1999 Annual Report.

     We have again written our Proxy Statement in plain English, as is encouraged by the Securities and Exchange Commission. We hope you are pleased with this format, and find this Proxy Statement easy to read.

     We look forward to seeing you at the Annual Meeting.

Sincerely,


/s/ Stephen Roth
----------------------------

Stephen Roth
Chairman and Chief Executive Officer

                            Neose Technologies, Inc.


                                     [LOGO]


                                 102 Witmer Road
                           Horsham, Pennsylvania 19044



Notice of Annual Meeting of Stockholders

Date:    Monday, June 26, 2000
Time:    1:00 p.m.
Place:   Neose Technologies, Inc.
         102 Witmer Road
         Horsham, PA 19044

     We will hold our Annual Meeting of Stockholders on June 26, 2000 at 1:00 p.m. at our offices. During the Annual Meeting, we will consider and take action on the following items:

     1. To elect eight directors for a term of one year;

     2. To amend our Amended and Restated 1995 Stock Option/Stock Issuance Plan to increase the number of shares issuable under the stock option plan; and

     3. To transact any other business properly brought before the Annual
        Meeting.

     If you are a stockholder as of April 28, 2000, you may vote at the meeting.

By order of the Board of Directors


/s/ Stephen Roth
------------------------------

Stephen Roth
Chairman and Chief Executive Officer

                                 Proxy Statement

     This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about June 1, 2000, to owners of shares of common stock of Neose Technologies, Inc. in connection with the solicitation of proxies by the Board of Directors for our 2000 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.


                                    Contents

Questions and Answers............................................................................2
Proposal 1-- Election of Directors...............................................................5
Our Executive Officers...........................................................................7
Employment Agreements............................................................................8
Summary Compensation Table.......................................................................9
Option Grant Table..............................................................................10
Option Exercise Table...........................................................................10
Report of the Compensation Committee............................................................11
Common Stock Performance Graph..................................................................13
Section 16(a) Beneficial Ownership Reporting Compliance.........................................13
Stock Ownership of our Directors, Executive Officers, and 5% Beneficial Owners..................14
Proposal 2-- Amendment to our Amended and Restated 1995 Stock Option/Stock Issuance Plan........16
Requirements for Advance Notification of Nominations and Stockholder Proposals..................21

                              Questions and Answers

Q.  What am I voting on?

A.  1.   Election of eight directors for a one-year term.

    2. Amendment to the Amended and Restated 1995 Stock Option/Stock Issuance Plan to increase the number of shares issuable under the stock option plan.

    3.   Any other business that properly comes before the meeting for a vote.

Q. Who is entitled to vote at the Annual Meeting, and how many votes do they have?

A. Common stockholders of record at the close of business on April 28, 2000 may vote at the Annual Meeting. Each share has one vote. There were 13,897,300 shares of common stock outstanding on April 28, 2000. From June 16, 2000 through June 26, 2000, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call A. Brian Davis, our Corporate Secretary, at (215) 441-5890 to arrange a visit to our offices.

Q.  How do I vote?

A. You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our stockholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our stockholders to enable them to be represented and vote at the Annual Meeting.

Q.  What is a proxy?

A. A proxy is a person you appoint to vote on your behalf. If you are unable to attend the Annual Meeting, we are seeking your appointment of proxies so that your shares of common stock may be voted. You must complete and return the enclosed proxy card to have your shares voted by proxy.

Q. By completing and returning this proxy card, who am I designating as my proxy?

A. You will be designating Stephen Roth, our Chairman and Chief Executive Officer, and Sherrill Neff, our President, Chief Operating Officer, and Chief Financial Officer, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Q.  How will my proxy vote my shares?

A. Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on business matters, your proxy will vote "FOR" Proposals 1 and 2. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

Q.  How do I vote using my proxy card?

A. If you do not attend the Annual Meeting and vote in person, you may vote by returning the enclosed proxy card to us. To vote by mail, simply mark, sign, and date the enclosed proxy card, and return it in the enclosed postage-paid envelope. Alternatively, you may deliver your proxy card to us in person, by facsimile, or by a courier. If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Q.  How do I revoke my proxy?

A. You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

    o   Notifying our Corporate Secretary, A. Brian Davis, in writing at
        102 Witmer Road, Horsham, PA 19044, that you are revoking your proxy;
    o   Executing a new proxy card; or
    o   Attending and voting by ballot at the Annual Meeting.

Q.  Is my vote confidential?

A. Yes, only certain employees will have access to your proxy card. All comments remain confidential, unless you ask that your name be disclosed.

Q.  Who will count the votes?

A. An officer of Neose Technologies, Inc. will act as the inspector of election and will count the votes.

Q.  What constitutes a quorum?

A. A majority of the outstanding shares, either present or represented by proxy, constitutes a quorum. As of April 28, 2000, there were 13,897,300 shares of common stock issued, outstanding, and entitled to vote at the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q.  How will my vote be counted?

A. For Proposal 1, the election of directors, you may vote separately for, or withhold your vote separately for, each nominee. Votes that are withheld will not be included in the vote tally for Proposal 1, and will have no effect on the results of the vote.

    For Proposal 2, the amendment to the Amended and Restated 1995 Stock Option/Stock Issuance Plan:

    o You may abstain, and your abstention will have the same effect as a vote against Proposal 2; and
    o We believe that if you hold your shares through a broker in "street" name and you do not give instructions to your broker to vote your shares with respect to Proposal 2, your broker will vote your shares.
        If your broker fails to vote your shares in this instance, there will be no effect on the vote because broker non-votes are not considered present at the meeting.

Q.  What percentage of our common shares do the directors and officers own?

A. As of April 28, 2000, our directors and executive officers owned approximately 20.1% of our common shares. See the discussion under the heading "Stock Ownership of our Directors, Executive Officers, and 5% Beneficial Owners" on page 14 for more details.

Q. Who is soliciting my proxy, how is it being solicited, and who pays the cost?

A. Neose Technologies, Inc., on behalf of the Board of Directors, through its directors, officers, and employees, is soliciting proxies primarily by mail. In addition, proxies may also be solicited in person, by telephone, or facsimile. Morrow & Co., Inc., a proxy solicitation firm, will be assisting us for a fee of approximately $4,500, plus out-of-pocket expenses. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common shares.

Q.  When are stockholder proposals for the year 2001 Annual Meeting due?

A. Stockholder proposals to be presented at our year 2001 Annual Meeting must be submitted in writing by February 1, 2001 to our Corporate Secretary, at 102 Witmer Road, Horsham, PA 19044. You should submit any proposal by a method that permits you to prove the date of delivery to us. See the discussion under the heading "Requirements for Advance Notification of Nominations and Stockholder Proposals" on page 21 for information regarding certain procedures with respect to stockholder proposals and nominations of directors.

Q. Who are the Company's Independent Public Accountants, and will they be represented at the Annual Meeting?

A. Arthur Andersen LLP has served as our independent public accountants and auditors since 1994. We have selected Arthur Andersen LLP to serve as our auditor for 2000. We expect a representative of Arthur Andersen LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires, and be available to answer questions.

Q.  How may I obtain a copy of the Company's Form 10-K?

A. You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, by writing to our Corporate Secretary at 102 Witmer Road, Horsham, Pennsylvania, 19044 or via e-mail at info@neose.com.

                       Proposal 1 -- Election of Directors

     The Board of Directors has eight members. Each member has been nominated for re-election, and has agreed to serve a one-year term if elected. If any nominee is unable to stand for election, which circumstance we do not contemplate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

     If a quorum is present at the Annual Meeting, then a plurality of all votes cast at the meeting will be sufficient to elect a director. There is no cumulative voting in the election of directors.

     The Board of Directors recommends a vote "FOR" each of the nominees.

     Stephen A. Roth, 57, has served on our Board since 1989 and as Chairman and Chief Executive Officer since August 1994. Dr. Roth co-founded Neose, and from 1992 until August 1994, he served as Senior Vice President, Research and Development and Chief Scientific Officer. Dr. Roth was on the faculty of the University of Pennsylvania from 1980 to 1994, and was Chairman of Biology from 1982 to 1987. Dr. Roth received his A.B. in biology from The Johns Hopkins University, and his Ph.D. in developmental biology from the Case Western Reserve University. He completed his post-doctorate training in carbohydrate chemistry at The Johns Hopkins University.

     P. Sherrill Neff, 48, has served on our Board since December 1994, as President and Chief Financial Officer since December 1994, and as Chief Operating Officer since April 2000. From 1993 to December 1994, Mr. Neff was Senior Vice President, Corporate Development, at U.S. Healthcare, Inc., a managed healthcare company. From 1984 to 1993, he worked at Alex. Brown & Sons Incorporated, an investment banking firm, where he held a variety of positions, most recently as Managing Director and Co-Head of the Financial Services Group. Mr. Neff is a director of Resource America, Inc., a publicly-held specialty financial services company. Mr. Neff received his B.A. in religion from Wesleyan University, and his J.D. from the University of Michigan Law School.

     William F. Hamilton, 61, has served on our Board since 1991. Dr. Hamilton has served on the University of Pennsylvania faculty since 1967, and is the Landau Professor of Management and Technology, and Director of the Jerome Fisher Program in Management and Technology at The Wharton School and the School of Engineering and Applied Science. He serves as a director of the following publicly-held companies: Digital Lightwave, Inc., a manufacturer of telecommunications test equipment; Hunt Manufacturing Co., a manufacturer of art and office supplies; and Marlton Technologies, Inc., a trade show supply company. Dr. Hamilton received his B.S. and his M.S. in chemical engineering and his M.B.A. from the University of Pennsylvania, and his Ph.D. in applied economics from the London School of Economics.

     Douglas J. MacMaster, Jr., 69, has served on our Board since 1993. Mr. MacMaster served as Senior Vice President of Merck & Co., Inc. from 1988 to 1992, where he was responsible for worldwide chemical and pharmaceutical manufacturing, the Agvet Division, and the Specialty Chemicals Group. From 1985 to 1988, Mr. MacMaster was President of the Merck Sharp Dohme Division of Merck. Mr. MacMaster serves as a director of the following publicly-held companies:
American Precision Industries, Inc., a heat transfer and precision equipment manufacturing company, and Martek Biosciences Corp., a biological products manufacturing company. He received his B.A. from St. Francis Xavier University, and his J.D. from Boston College Law School.

     Mark H. Rachesky, 41, was appointed by our Board in July 1999 to fill a newly created directorship. Dr. Rachesky is the founder and President of MHR Fund Management LLC and affiliates, investment managers of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. From 1990 through June 1996, Dr. Rachesky was employed by Carl C. Icahn, initially as a senior investment officer and for the last three years as sole Managing Director of Icahn Holding Corporation, and acting chief investment advisor. Dr. Rachesky is currently on the board of directors of Samsonite Corporation. Dr. Rachesky is a graduate of Stanford University School of Medicine, and Stanford University School of Business. Dr. Rachesky graduated from the University of Pennsylvania with a major in Molecular Aspects of Cancer.

     Lindsay A. Rosenwald, 45, has served on our Board since 1989, and served as our Chairman until August 1994. He is an investment banker, a venture capitalist, and a fund manager. Dr. Rosenwald has served as Chairman of Paramount Capital, Inc., an NASD member broker dealer, since 1992; Chairman of Paramount Capital Investments, LLC, a merchant and investment bank, since 1996; and Chairman of Paramount Capital Asset Management, Inc., which manages the investment of several funds specializing in the biotechnology sector, since 1994. He is a director of Interneuron Pharmaceuticals, Inc., a publicly-held biotechnology company. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University, and his M.D. from Temple University School of Medicine.

     Lowell E. Sears, 49, has served on our Board since 1994. He has been a private investor involved in portfolio management and life sciences venture capital since April 1994. From 1988 until April 1994, Mr. Sears was Chief Financial Officer of Amgen Inc., a pharmaceutical company, and from 1992 until 1994, he also served as Senior Vice President responsible for the Asia-Pacific region. Mr. Sears is a director of Techne Corp., a publicly-held biological products manufacturing company. Mr. Sears received his B.A. in economics from Claremont McKenna College, and his M.B.A. from Stanford University.

     Jerry A. Weisbach, 66, has served on our Board since 1993. From 1988 to 1994, he served as Director of Technology Transfer and Adjunct Professor at The Rockefeller University. Dr. Weisbach served as Vice President of Warner-Lambert Company from 1981 to 1987 and President, Pharmaceutical Research Division from 1979 to 1987, where he was responsible for all pharmaceutical research and development activities. Dr. Weisbach serves as a director of Inkine Pharmaceutical Company, a publicly-held biotechnology company. Dr. Weisbach received his B.S. in chemistry from Brooklyn College, and his M.A. and his Ph.D. in chemistry from Harvard University.

How are directors nominated?

     The Board of Directors has nominated each current director to stand for re-election. See the discussion under the heading "Requirements for Advance Notification of Nominations and Stockholder Proposals" on page 21 for information about procedures for stockholder nomination of directors.

How are directors compensated?

     Directors who are also Neose employees receive no additional compensation for serving as a director. Non-employee directors receive:

     o A $14,000 annual retainer, which may be applied, in whole or in part, toward the acquisition of an option to purchase shares of our common stock;

     o Reimbursement for reasonable travel expenses incurred for their attendance at meetings of the Board of Directors;

     o    Consulting fees of $2,000 per day of additional service; and

     o Upon initial election or appointment to the Board of Directors, an option to purchase 16,666 shares of common stock and upon re-election to the Board of Directors, an option to purchase 10,000 shares of common stock. Each automatic option grant has an exercise price equal to the fair market value on the date of grant. Each automatic grant is immediately exercisable, and has a term of ten years, subject to earlier termination, following the director's cessation of service on the Board of Directors. Any shares purchased upon exercise of the option are subject to repurchase should the director's service as a non-employee director cease prior to vesting of the shares. The initial automatic option grant of 16,666 shares vests in successive equal, annual installments over the director's initial four-year period of Board service. Each annual automatic option grant vests upon the director's completion of one year of service on the Board of Directors, as measured from the grant date. Each outstanding option vests immediately, however, upon certain changes in the ownership or control of Neose.

What are the committees of our Board of Directors?

     The Board of Directors has an Audit Committee and a Compensation Committee.

     o The Audit Committee consists of Dr. Hamilton and Mr. Sears, each of whom is a non-employee director. The Audit Committee reviews with our auditors the plan and results of their audit and the adequacy of our systems of internal accounting controls and management information systems. In addition, the Audit Committee reviews the independence of the auditors and their fees for services rendered to Neose.

     o The Compensation Committee consists of Dr. Hamilton, Mr. MacMaster, and Dr. Rosenwald, each of whom is a non-employee director. The Compensation Committee determines the compensation of the Chief Executive Officer and the President, and reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers. The Compensation Committee is primarily responsible for the administration of our Amended and Restated 1995 Stock Option/Stock Issuance Plan, under which option grants and stock issuances may be made to all employees, including executive officers.

How many Board and Committee Meetings were held during 1999?

     During 1999, the Board of Directors held five meetings, the Audit Committee held two meetings, and the Compensation Committee held one meeting. Each director attended at least 75% of the meetings of the Board of Directors, and all of his appropriate committee meeting(s).

                             Our Executive Officers

     Our executive officers are:


         Name                       Age                  Position
         ----                       ---                  --------
Stephen A. Roth, Ph.D. ............  57     Chairman, Chief Executive Officer, and Director

P. Sherrill Neff ..................  48     President, Chief Operating Officer, Chief Financial
                                            Officer, and Director

Edward J. McGuire, Ph.D. ..........  62     Vice President, Research and Development

David A. Zopf, M.D. ...............  57     Vice President, Drug Development

Information about executive officers who are not directors

     Dr. McGuire has served as our Vice President, Research and Development since 1990. Dr. McGuire was on the faculty of the University of Pennsylvania from 1985 to 1990. From 1984 to 1985, Dr. McGuire served as a Senior Researcher at Genetic Engineering, Inc., a biotechnology company. Dr. McGuire received his B.A. in biology from Blackburn College, and his Ph.D. in biochemistry/chemistry from the University of Illinois Medical School.

     Dr. Zopf has served as our Vice President, Drug Development since 1992. From 1991 to 1992, we engaged Dr. Zopf as a consultant on the biomedical applications of complex carbohydrates. From 1988 to 1991, Dr. Zopf served as Vice President and Chief Operating Officer of BioCarb, Inc., a biotechnology company and the U.S. subsidiary of BioCarb AB, where he managed the research and development programs of novel carbohydrate-based diagnostics and therapeutics. Dr. Zopf received his A.B. in zoology from Washington University, and his M.D. from Washington University School of Medicine.

                              Employment Agreements

     In December 1994, we entered into an employment agreement for an initial period of three years (with automatic one-year extensions) with P. Sherrill Neff, our President, Chief Operating Officer, and Chief Financial Officer. Under this agreement, which includes our standard non-competition and confidentiality agreement:

     o Mr. Neff is to receive a minimum base salary of $225,000 per year, and a performance incentive bonus of up to 50% of base salary at the discretion of the Compensation Committee;

     o The Board of Directors granted Mr. Neff options, which are now fully vested, to purchase 100,000 shares of common stock at an exercise price of $5.70 per share; and

     o We are required to continue to pay Mr. Neff for the shorter of 12 months after termination or the amount of time remaining in his employment term if Mr. Neff is:

          o Involuntarily terminated without cause (as defined in the agreement); or

          o Terminated voluntarily or involuntarily following certain changes of control of Neose or a sale of all or substantially all of our assets in a complete liquidation or dissolution.

     In April 1992, we entered into a one-year employment agreement, extendable in one-year increments, with David A. Zopf, our Vice President, Drug Development. The agreement has been extended through March 31, 2001. The agreement currently provides for an annual base salary of $180,303 and a bonus of up to 25% of base salary at the discretion of the Chief Executive Officer. In connection with the original agreement, the Board of Directors granted Dr. Zopf options, which are now fully vested, to purchase 26,666 shares of common stock at the fair market value on the date of grant. The agreement contains certain restrictive covenants, including provisions relating to non-competition, non-solicitation, and the non-disclosure of proprietary information during his employment with Neose and for specified periods thereafter.

                           Summary Compensation Table

     The following table provides information about all compensation earned in 1999, 1998, and 1997 by our Chief Executive Officer and other three executive officers.


                                                                            Long-term
                                                                           Compensation
                                                                           ------------
                                                  Annual Compensation         Shares
                                                  -------------------       Underlying          All Other
Name and Principal Position              Year      Salary      Bonus        Options (#)       Compensation(1)
---------------------------              ----     --------    -------      ------------       ---------------
Stephen A. Roth......................    1999     $263,744    $65,936         30,000            $5,432(2)
    Chairman and Chief Executive         1998      253,600     63,400         60,000             5,432(2)
      Officer                            1997      241,500     72,450         90,000             5,182(2)

P. Sherrill Neff.....................
    President, Chief Operating           1999      257,920     64,480         30,000             5,432(3)
    Officer, and Chief Financial         1998      248,000     62,000         60,000             5,432(3)
      Officer                            1997      241,500     70,875         90,000             5,182(3)

Edward J. McGuire....................
    Vice President, Research and         1999      160,000     32,000         12,500             4,632(4)
     Development                         1998      150,000     30,000         15,000             4,235(4)
                                         1997      136,080     45,000         15,000             3,890(4)

David A. Zopf........................    1999      173,368     34,674         12,500             4,966(5)
    Vice President, Drug Development     1998      166,700     33,340         15,000             4,635(5)
                                         1997      158,760     40,000         15,000             4,434(5)

----------
(1) Includes $432 in each of 1999, 1998, and 1997 in premiums paid by us for group term life insurance.

(2) Includes $5,000, $5,000, and $4,750 of matching contributions in 1999, 1998, and 1997, respectively, to Dr. Roth's account in our 401(k) plan.

(3) Includes $5,000, $5,000, and $4,750 of matching contributions in 1999, 1998, and 1997, respectively, to Mr. Neff's account in our 401(k) plan.

(4) Includes $4,200, $3,803, and $3,458 of matching contributions in 1999, 1998, and 1997, respectively, to Dr. McGuire's account in our 401(k) Plan.

(5) Includes $4,534, $4,203, and $4,002 of matching contributions in 1999, 1998, and 1997, respectively to Dr. Zopf's account in our 401(k) Plan.

                               Option Grant Table

         The following table provides information about grants of stock options made during 1999 to each of the executive officers shown in our Summary Compensation Table.


                                               Individual Grants
                         ----------------------------------------------------------      Potential Realizable Value
                          Number of                                                      at Assumed Annual Rates of
                            Shares        Percentage of                                 Stock Price Appreciation for
                          Underlying      Total Options                                       Option Term(3)
                           Options         Granted to        Exercise    Expiration     ----------------------------
Name                     Granted(1)         Employees        Price(2)       Date            5%                 10%
----                     -----------      -------------      ---------   ----------     ---------           --------
Stephen A. Roth.......     10,000             3.2%            $14.00      12/07/09      $ 88,045            $223,124
                           10,000             3.2              20.00      12/07/09        28,045             163,124
                           10,000             3.2              30.00      12/07/09          --                63,124

P. Sherrill Neff......     10,000             3.2              14.00      12/07/09        88,045             223,124
                           10,000             3.2              20.00      12/07/09        28,045             163,124
                           10,000             3.2              30.00      12/07/09          --                63,124

Edward J. McGuire.....     12,500             4.0              14.00      12/07/09       110,057             322,733

David A. Zopf.........     12,500             4.0              14.00      12/07/09       110,057             322,733

----------
(1) Each option has a term of ten years from the date of grant and vests ratably over a four-year period, beginning on the first anniversary of the date of grant.

(2) The fair market value of our common stock on the date of grant was $14.00. The exercise price may be paid in cash, in shares of Neose common stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares. We may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income or employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Compensation Committee, to apply a portion of the shares purchased under the option (or to deliver existing shares of common stock) in satisfaction of such tax liability.

(3) Potential realizable value is based on the assumption that the price per share of common stock appreciates at the assumed annual rate of stock appreciation for the option term. The assumed 5% and 10% annual rates of appreciation (compounded annually) over the term of the option are provided in accordance with the regulations of the Securities and Exchange Commission and do not represent our estimate of stock price appreciation.

                              Option Exercise Table

     The following table provides information about the exercise of stock options during 1999 and the value of stock options unexercised at the end of 1999 for the executive officers shown in our Summary Compensation Table. The value of unexercised stock options is calculated by multiplying the number of option shares by the differences between the option exercise price and the year-end stock price.

                                                              Number of Shares
                           Number of                       Underlying Unexercised          Values of Unexercised
                            Shares                                Options                   In-The-Money Options
                          Acquired On      Value        ----------------------------      ----------------------------
     Name                  Exercise       Realized      Exercisable    Unexercisable     Exercisable    Unexercisable
     ----                 -----------     --------      -----------    -------------     -----------    -------------
Stephen A. Roth........         --         $    --        225,033         142,500         $  286,187       $43,125

P. Sherrill Neff.......         --              --        317,500          42,500          1,045,775        43,125

Edward J. McGuire......         --              --         70,500          35,000            534,806        20,156

David A. Zopf..........      1,114          15,033         58,417          35,000            414,009        20,156

     If we incorporate by reference this proxy statement into any subsequent filing with the Securities and Exchange Commission, the following Report of the Compensation Committee and the Common Stock Performance Graph on page 13 shall not be deemed incorporated by reference. The following Report of the Compensation Committee and the Common Stock Performance Graph on page 13 will be incorporated by reference into a subsequent filing with the Securities and Exchange Commission only if we specifically state our intent to incorporate these sections by reference.

                      Report of the Compensation Committee

What is our compensation philosophy?

     Our philosophy is to provide competitive compensation levels and, where appropriate, align compensation of senior management with the long-term interests of our stockholders. We determine the compensation of the senior management team by evaluating our corporate performance, as well as each executive officer's own level of performance.

What is the structure of our executive compensation?

     The elements of our executive compensation programs are:

     o    Base salary;
     o    Annual cash bonuses; and
     o    Annual long-term stock-based incentives.

     We have structured our compensation plan to provide incentives for senior management performance that promote continuing improvements in our corporate performance and stock price over both the short- and long-term.

How do we determine base salaries?

     We determine base salaries by each individual's experience and personal performance, and by comparisons to similar positions within the biotechnology industry. Base salaries are reviewed annually based on the criteria mentioned above. The 1999 base salaries for our executive officers were approximately 4.5% higher than their 1998 base salaries.

How do we determine annual bonuses?

     We base the amount of the award to each executive officer on a combination of our overall performance and the individual's performance. The Compensation Committee approved bonuses in 1999 to our executive officers totaling $197,090, which was approximately $8,350, or 4.4%, lower than bonuses approved by the Compensation Committee to our executive officers in 1998. The Compensation Committee considered our corporate performance and each individual's contributions to our success in determining the bonus amounts.

How is compensation used to ensure senior management is focused on long-term results?

     We use stock options to provide long-term incentives to our executive officers. The Compensation Committee approves all grants of stock options to executive officers. These stock option grants are designed to align the interests of each executive officer with those of our other stockholders. Each option is exercisable over a ten-year period at the market price on the date of grant. Each option becomes exercisable in installments over a four-year vesting period. The option will provide a benefit to the executive officer only if he or she remains employed by Neose during the vesting period, and then only if the market price of our common stock increases. During 1999, the Compensation Committee approved grants of options to executive officers to purchase 85,000 shares of common stock, which were 65,000, or 43%, fewer option shares than were granted by the Compensation Committee to executive officers during 1998. We based the number of shares granted to each executive officer on a combination of our overall performance and the individual's performance, as well as the size of option grants made to executive officers of comparable biotechnology companies.

How do we determine the compensation of our Chief Executive Officer?

     Dr. Roth was our Chief Executive Officer during 1999. His compensation is determined by establishing a base salary competitive with those paid by other biotechnology companies and making a significant percentage of his total compensation package contingent upon corporate and individual performance. The Compensation Committee set Dr. Roth's base salary at $263,744 for 1999. His 1999 bonus of $65,936 was based on the Compensation Committee's assessment of Dr. Roth's individual performance and his contribution to our corporate performance. The Compensation Committee granted Dr. Roth stock options in 1999 to purchase 30,000 shares of common stock. The grant was designed to provide Dr. Roth with a continuing incentive to remain with Neose and contribute to our corporate success.

What is the impact of Internal Revenue Code Section 162(m)?

     Under Section 162(m) of the Internal Revenue Code, we will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per executive officer in any one year. Compensation that qualifies as performance-based compensation is not taken into account for purposes of the limitation. The definition of performance-based compensation includes compensation deemed paid in connection with the exercise of certain stock options. The exercised stock options must have an exercise price equal to the fair market value of the option shares on the grant date to qualify as performance-based compensation. Our Amended and Restated 1995 Stock Option/Stock Issuance Plan is intended to assure that the exercise of such stock options will qualify as performance-based compensation.

     Because it is unlikely that the cash compensation payable to any of our executive officers will soon approach the $1 million limit, the Compensation Committee has decided not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.


                                  THE COMPENSATION COMMITTEE

                                  Dr. Hamilton
                                  Mr. MacMaster
                                  Dr. Rosenwald

                         Common Stock Performance Graph

     The following graph assumes $100 was invested on February 16, 1996, the date of our initial public offering, in our common stock. The graph compares the cumulative return, which includes the reinvestment of dividends, of this investment with an equivalent investment on that date in the Nasdaq National Market - U.S. Index (the "Nasdaq Composite") or the Nasdaq Stock Market Biotech Index (the "Nasdaq Biotech Index").


                  NTEC           NASDAQ          NASDAQ BIOTECH
                  -----          ------          --------------
02/16/96        $100.00         $100.00             $100.00
12/31/96         144.00          118.37               93.11
12/31/97         122.00          143.98               93.05
12/31/98         112.50          201.03              134.25
12/31/99         115.00          373.09              272.85

             Section 16(a) Beneficial Ownership Reporting Compliance

     The rules of the Securities and Exchange Commission require us to disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors, executive officers, and greater-than-ten-percent stockholders. Our directors, executive officers, and greater-than-ten-percent stockholders are required by those rules to give us copies of the reports of stock ownership (and changes in stock ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of the reports we received, we believe that our directors, executive officers, and greater-than-ten-percent stockholders met all of their filing requirements during the year ended December 31, 1999, except that Lindsay A. Rosenwald, a director of the Company, failed to report in a timely fashion the purchase of 10,825 shares in October 1999.

              Stock Ownership of our Directors, Executive Officers,
                            and 5% Beneficial Owners

     The following table shows information, as of April 28, 2000, about the beneficial ownership (as defined under the regulations of the Securities and Exchange Commission) of our common stock by:

          o Each person we know to be the beneficial owner of at least five percent of our common stock;
          o    Each director (all of whom are nominees for re-election);
          o    Each executive officer shown in our Summary Compensation Table;
               and
          o    All directors and executive officers as a group.

     As of April 28, 2000, there were 13,897,300 shares of our common stock outstanding. To calculate a shareholder's percentage of beneficial ownership, we must include in the numerator and denominator those shares underlying options beneficially owned by that shareholder. Options held by other shareholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our shareholders may differ.

     Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person's name.


                                                               Number of Shares
                                                                 of Common Stock         Percent of
                                                                  Beneficially             Shares
Name of Beneficial Owner                                             Owned               Outstanding
------------------------                                       ----------------          -----------
Emerald Advisors, Inc.(1)
   1857 William Penn Way
   Lancaster, PA  17601....................................          733,183                 5.3%

Directors and Officers

Lindsay A. Rosenwald, M.D.(2)(3)
   c/o Paramount Capital, Inc.
   787 7th Avenue
   New York, NY 10019......................................          955,125                 6.9%

Mark H. Rachesky, M.D.(2)(4)
   c/o MHR Fund Management LLC
   40 West 57th Street, 33rd Floor
   New York, NY  10019.....................................          755,993                 5.4%

Stephen A. Roth, Ph.D.(2)(5)...............................          438,936                 3.1%

P. Sherrill Neff(2)(6).....................................          332,637                 2.3%

Edward J. McGuire, Ph.D.(2)................................          136,734                 1.0%

William F. Hamilton, Ph.D.(2)..............................          103,067                  *

Douglas J. MacMaster, Jr.(2)...............................           83,818                  *

Lowell E. Sears(2)(7)......................................           62,622                  *

David A. Zopf, M.D.(2).....................................           51,039                  *

Jerry A. Weisbach, Ph.D.(2)(8).............................           53,068                  *

All current directors and executive officers as a group
     (10 persons)(2).......................................        2,973,039                20.1%

----------
* Less than one percent.

----------
(1) According to a Schedule 13G filed February 4, 2000, Emerald Advisors, Inc. owns and has sole dispositive power for 733,183 shares of common stock. Of these, Emerald Advisors has sole voting power for 550,578 shares.

(2) Includes the following shares of common stock issuable under stock options that are exercisable within 60 days of April 28, 2000: Rosenwald - 20,165 shares; Rachesky - 603 shares; Roth - 225,833 shares; Neff - 317,500 shares; McGuire - 70,500 shares; Hamilton - 62,983 shares; MacMaster - 47,984 shares; Sears - 41,298 shares; Zopf - 50,865 shares; Weisbach - 47,984 shares; and all directors and executive officers as a group - 885,715 shares.

(3)  Includes (i) 75,624 shares of common stock owned by Dr. Rosenwald's wife;
     (ii) 30,250 shares of common stock held by Dr. Rosenwald's wife as custodian for Dr. Rosenwald's children; (iii) 216,708 shares of common stock held by The Aries Master Fund; (iv) 96,140 shares of common stock held by the Aries Domestic Fund, L.P.; (v) 15,321 shares of common stock held by the Aries Domestic Fund II, L.P.; and (vi) 32,000 shares of common stock held by The Rosenwald Foundation, Inc. Paramount Capital Asset Management, Inc., of which Dr. Rosenwald is the sole shareholder, serves as the investment manager to The Aries Master Fund and also is the General Partner of the Aries Domestic Fund, and the Aries Domestic Fund II. Dr. Rosenwald disclaims beneficial ownership of the shares held by The Aries Master Fund, the Aries Domestic Fund, and the Aries Domestic Fund II, except to the extent of his pecuniary interest in the funds. Dr. Rosenwald may be deemed to have voting and investment control with respect to the shares held by The Aries Master Fund, the Aries Domestic Fund, and the Aries Domestic Fund II. In addition, Dr. Rosenwald disclaims beneficial ownership of the shares held by The Rosenwald Foundation. Dr. Rosenwald may be deemed to share voting and investment power with respect to the shares held by The Rosenwald Foundation.

(4) Includes (i) 210,526 shares of common stock held by MHR Capital Partners LP, (ii) 502,759 shares of common stock held by MRL Partners LP, and (iii) 42,105 shares of common stock held by OTT LLC. Dr. Rachesky is the managing member of MHR Advisors LLC, which is the General Partner of MHR Capital Partners and MRL Partners. Dr. Rachesky is the managing member of OTT LLC. Dr. Rachesky may be deemed to have voting and investment control over the shares held by MHR Capital Partners, MRL Partners, and OTT LLC. Dr. Rachesky disclaims beneficial ownership of the shares held by MHR Capital Partners, MRL Partners, and OTT LLC, except to the extent of his pecuniary interest in the funds.

(5) Includes 100,000 shares of common stock owned by Dr. Roth's wife and 15,758 shares of common stock owned by Dr. Roth's daughter. Dr. Roth disclaims beneficial ownership of the shares held by his wife and daughter.

(6) Includes 1,000 shares of common stock owned by Mr. Neff's wife. Mr. Neff disclaims beneficial ownership of the shares held by his wife.

(7) Includes 21,324 shares of common stock owned by the Sears Family Living Trust, of which Mr. Sears is trustee.

(8) Includes 3,000 shares of common stock held by Dr. Weisbach's children as custodian for his grandchildren. Dr. Weisbach disclaims beneficial ownership of the shares held by his children.

  Proposal 2 -- Amendment to our Amended and Restated 1995 Stock
                           Option/Stock Issuance Plan

Proposed Amendment

     At the Annual Meeting, a proposal will be presented to the stockholders to approve and adopt an amendment to our Amended and Restated 1995 Stock Option/Stock Issuance Plan to increase the number of shares of common stock issuable under the stock option plan from 2,145,760 to 2,835,760.

     In April 2000, the Board adopted the above changes to the stock option plan, subject to approval by our stockholders. We believe that our ability to grant options under the stock option plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees and directors with the financial interests of our stockholders. In addition, we believe that the stock option plan helps us to attract, retain, and motivate stock option plan participants, and encourages these participants to devote their best efforts to our business and financial success. An increase in the number of shares available for issuance under the stock option plan is necessary to meet the above objectives. The Board of Directors believes that approval of Proposal 2 is in the best interests of Neose and its stockholders.

     The material features of the stock option plan are described below. Approval of the proposal to amend the Amended and Restated 1995 Stock Option/Stock Issuance Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting.

     The Board of Directors recommends a vote "FOR" the proposal to amend the stock option plan.

Description of the Stock Option Plan

     We adopted the stock option plan in 1995, and most recently amended the stock option plan on June 15, 1999. The stock option plan, which designates our Compensation Committee as the plan administrator, incorporates our two predecessor stock option plans, the 1991 Stock Option Plan and the 1992 Stock Option Plan. The stock option plan is divided into four separate components:

     o The Discretionary Option Grant Program, under which employees, non-employee directors (other than the members of the Compensation Committee), and consultants may be granted options to purchase shares of common stock;

     o The Stock Issuance Program, under which employees, non-employee directors (other than the members of the Compensation Committee), and consultants may be issued shares of common stock either through the purchase of shares or as a bonus tied to the performance of services;

     o The Automatic Option Grant Program, under which option grants will automatically be made annually to eligible non-employee directors to purchase shares of common stock; and

     o The Director Fee Option Grant Program, under which non-employee directors may elect to apply all, or part, of their annual retainer fees otherwise payable in cash to the acquisition of a special option grant.

     As of April 28, 2000, options to purchase 1,997,758 shares of common stock were outstanding under the stock option plan, and options to purchase 148,002 shares remained available for future grants. Shares of common stock issued or currently issuable under the stock option plan are covered by registration statements on Form S-8, which were filed with the Securities and Exchange Commission on February 15, 1996, September 10, 1997, and October 13, 1999.

   Eligibility

     All employees, non-employee directors, and consultants are eligible to receive grants under the stock option plan. Non-employee directors are eligible to receive grants pursuant to the Automatic Option Grant Program and the Director Fee Option Grant Program, and non-employee directors who do not serve on the Compensation Committee are eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program. As of April 28, 2000, there were approximately 70 employees and 6 non-employee directors eligible to participate in the stock option plan. No person may be granted, in any given year, more than 50% of the total number of shares for which stock options, stock appreciation rights, and direct stock issuances may be granted over the term of the stock option plan.

   Discretionary Option Grant Program

     Under the Discretionary Option Grant Program, the Compensation Committee has complete discretion to determine:

     o Which eligible individuals are to receive option grants or stock appreciation rights;
     o    The time or times when option grants are to be made;
     o The number of shares subject to, and the vesting schedule for, each option grant;
     o The designation of each stock option as either an incentive or a non-qualified stock option;
     o The maximum term for which each option grant is to remain outstanding, which term, for an incentive stock option, may not exceed ten years, and for a stock option granted to a person who owns more than 10% of the voting power of Neose may not exceed five years; and
     o The option exercise price, which for a non-qualified stock option may not be less than 85% of the fair market value of the stock on the date of grant. The exercise price of an incentive stock option must have an exercise price of at least 100% of the fair market value on the date of grant, provided that the recipient of the option grant does not own more than 10% of the voting power of Neose. If the recipient of an incentive stock option owns more than 10% of the voting power of Neose, the exercise price must be at least 110% of the fair market value on the date of grant. The Internal Revenue Code allows an optionee to receive incentive stock options only to the extent that the aggregate amount of incentive stock options exercisable for the first time by an optionee during any calendar year does not exceed $100,000. Any stock option that is granted to an optionee who fails to meet the criteria for an incentive stock option must be granted as a non-qualified stock option.

     The fair market value of the common stock is the closing sale price per share on the grant date as such price is reported on the Nasdaq National Market. If there is no reported closing sale price on such date, the fair market value is the closing sale price on the last preceding date for which a quotation exists. The closing sale price per share of common stock on April 25, 2000 was $31.25.

     The Compensation Committee also has the authority to cancel outstanding options under the Discretionary Option Grant Program (including options incorporated from our two predecessor stock option plans) in return for the grant of new options for the same or different number of option shares, with an exercise price per share based upon the fair market value of the common stock on the new grant date.

     Stock appreciation rights may be issued under the Discretionary Option Grant Program. These stock appreciation rights will allow the holders to surrender their outstanding options for an appreciation distribution from Neose equal to the fair market value of the vested shares of common stock subject to the surrendered option less the aggregate exercise price payable for such shares. The appreciation distribution may be made in cash or in shares of common stock.

   Stock Issuance Program

     Under the Stock Issuance Program, the Compensation Committee has complete discretion to determine:

     o    Which eligible individuals are to receive stock issuances;
     o    The time or times when stock issuances are to be made; and
     o The number of shares subject to, and the vesting schedule for, each stock issuance.

     The Compensation Committee may issue shares of common stock for cash, a promissory note, or past services rendered. The consideration must be equal in value to at least 85% of the fair market value of the common stock issued. The issued shares may be fully and immediately vested, vest in one or more installments over a period of service, or vest upon the attainment of certain performance milestones determined by the Compensation Committee.

   Automatic Option Grant Program

     Under the Automatic Option Grant Program, each non-employee director, on the date first elected or appointed to the Board of Directors, will automatically be granted an option to purchase 16,666 shares of common stock, provided such individual has not been previously employed by us. In addition, upon each annual re-election to the Board, each non-employee director with at least six months of Board service will automatically be granted an option to purchase 10,000 shares of common stock.

     All grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of such programs. Accordingly, the Compensation Committee does not exercise any administrative discretion with respect to these automatic options. Each automatic option has a term of ten years, subject to earlier termination following the director's cessation of service on the Board. Each automatic option is immediately exercisable. Any shares purchased upon exercise of the option, however, are subject to repurchase if the director's service as a non-employee director ceases prior to vesting of the shares. The initial automatic option grant to purchase 16,666 shares will vest in successive equal, annual installments over the director's initial four-year period of Board service. Each additional automatic option grant vests upon the director's completion of one year of service on the Board of Directors, as measured from the grant date. In addition, each outstanding option will vest immediately upon certain changes in the ownership or control of Neose.

   Director Fee Option Grant Program

     Under the Director Fee Option Grant Program, each non-employee director may elect to apply all, or part, of his or her annual retainer fee otherwise payable in cash to the acquisition of a special option grant under the Director Fee Option Grant Program. Elections to acquire an option grant in lieu of annual retainer fees must be filed with us prior to the start of the calendar year of participation. If an election is filed, the option grant is automatically made on the first trading day in January, and has an exercise price per share equal to one-third of the fair market value of the common stock on the grant date. The number of option shares is determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the portion of the retainer fee subject to the director's election.

     All grants under the Director Fee Option Grant Program will be made in strict compliance with the provisions of such programs. Accordingly, the Compensation Committee does not exercise any administrative discretion with respect to these options. The option becomes exercisable in a series of twelve successive equal, monthly installments upon the director's completion of each month of Board service during the calendar year for which the option grant is made. The option remains exercisable for such shares until the earlier of the expiration of the ten-year option term or the end of the three-year period measured from the date of the director's cessation of Board service. In addition, upon certain changes in the ownership or control of Neose, each outstanding option will immediately vest in full.

   Corporate Transactions

     If we are a party to certain corporate transactions (as defined in the stock option plan), including certain mergers or asset sales, each outstanding option and unvested stock issuance will, under certain circumstances, automatically vest in full. Options and stock issuances that do not vest in full at the time of the acquisition will vest in full if the individual's service is terminated, whether involuntarily or through a resignation for good reason, within 18 months following the acquisition. The Compensation Committee may also accelerate the vesting of options and unvested stock issuances upon a change in control (as defined in the stock option plan) of Neose or the termination of the individual's service, whether involuntarily or through a resignation for good reason, within a specified period following the change in control. Options currently outstanding under our predecessor stock option plans contain different provisions for acceleration of vesting in connection with an acquisition of Neose. Options outstanding under the 1992 Stock Option Plan may, under certain circumstances, vest in full upon a change in control. Options outstanding under the 1991 Stock Option Plan do not contain any acceleration of vesting provisions in connection with a change in control. The Compensation Committee has the discretion, however, to extend the acceleration of vesting provisions of the stock option plan to outstanding options under our predecessor stock option plans.

   Amendment and Termination of the Stock Option Plan

     The Board has complete and exclusive power and authority to amend or modify the stock option plan in any, or all, respects. No amendment, however, may adversely affect the rights and obligations of options outstanding at the time under the stock option plan. In addition, no amendment may adversely affect the rights of any optionee with respect to common stock issued under the stock option plan prior to such action, unless the optionee consents to such action. In addition, the Board may not, without stockholder approval, amend the stock option plan to:

     o Increase the maximum number of shares issuable under the stock option plan, or the maximum amount of shares for which any one individual participating in the stock option plan may be granted stock options, stock appreciation rights, and direct stock issuances for any given year;
     o    Materially modify the eligibility requirements for participation; or
     o    Otherwise materially increase the benefits accruing to participants.

     The stock option plan will terminate on the earlier of February 28, 2005 or the date on which all shares available for issuance under the stock option plan have been issued.

Federal income tax consequences of the stock option plan

     The following discussion summarizes the principal federal income tax consequences of the stock option plan based on the Internal Revenue Code and its regulations, and administrative and judicial interpretations. The summary does not address any foreign, state, or local tax consequences of participation in the stock option plan.

   Non-Qualified Stock Options

     There generally are no federal income tax consequences to an optionee or to Neose upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an optionee will recognize ordinary compensation income in an amount equal to the fair market value of the shares at the time of exercise less the exercise price of the non-qualified stock option. We generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares of common stock that were acquired by the exercise of a non-qualified stock option, an optionee will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the optionee's adjusted tax basis in the shares of common stock. The optionee's adjusted tax basis in the shares of common stock is equal to the exercise price plus the amount of ordinary income recognized by the optionee at the time of exercise of the non-qualified stock option. The tax rate for the capital gain will depend on the length of time the shares were held by the optionee and other factors.

   Incentive Stock Options

     A recipient of an incentive stock option will not recognize taxable income, for purposes of the regular income tax, upon either the grant or exercise of the incentive stock option. Under the regulations of the Internal Revenue Code governing the alternative minimum tax, however, the exercise of an incentive stock option generally increases the recipient's alternative minimum taxable income in the year in which an incentive stock option is exercised. The amount of the increase is equal to the fair market value of the shares of common stock acquired upon exercise less the stock option exercise price. Upon a qualifying disposition of shares acquired upon exercise of an incentive stock option, an optionee will recognize long-term capital gain or loss, and we will not be entitled to a corresponding federal income tax deduction. For these purposes, a qualifying disposition is defined as a disposition of shares at least two years after the incentive stock option was granted and at least one year after exercise of the incentive stock option. As a general rule, if an optionee disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements, the gain recognized on such a disposition will be taxed to the optionee as ordinary income, and we generally will be entitled to a corresponding federal income tax deduction. The amount of ordinary income is the difference between the fair market value of the shares on the date of exercise and the option exercise price. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the optionee held the shares prior to the disposition.

   Stock Appreciation Rights

     An optionee will not recognize any income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the optionee will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of common stock received upon such exercise, and we generally will be entitled to a corresponding federal income tax deduction. When an optionee sells shares acquired upon the exercise of a stock appreciation right, the optionee will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the sale and the amount of ordinary income recognized at the time of exercise of the stock appreciation right.

   Stock Issuances

     A recipient generally will recognize taxable income upon the grant of a stock issuance if:

     o    The shares are not subject to a substantial risk of forfeiture; and
     o There are no restrictions on the transferability of the shares at the time of grant.

     A recipient of a grant of restricted stock (a stock issuance not meeting either of the above criteria) normally will not recognize taxable income upon the grant, and we will not be entitled to a corresponding federal income tax deduction. When the shares either are transferable or are no longer subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation income, and we generally will be entitled to a corresponding federal income tax deduction. The amount of the ordinary compensation income will be equal to the difference between the fair market value of the common stock at that time and any amount paid for the shares. A recipient may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded, and we generally will be entitled to a corresponding federal income tax deduction. The amount of ordinary compensation income will be equal to the difference between the fair market value of the common stock at that time and any amount paid for the shares.

    Payment of Withholding Taxes

     Our obligation to deliver shares of common stock upon the exercise of any stock option or upon the issuance of any shares is subject to the satisfaction of all applicable income and employment tax withholding requirements. In some circumstances, we permit an optionee to remit directly to the appropriate taxing authority the amount of the optionee's withholding tax obligations.

Plan benefits

     Option grants to our current directors and executive officers to purchase the following number of shares of common stock have been made under the stock option plan (including our two predecessor stock option plans) from adoption of the 1991 Stock Option Plan through April 28, 2000: Stephen A. Roth--371,567;
P. Sherrill Neff--460,000; Edward J. McGuire--107,500; David A. Zopf--97,498; current executive officers as a group--1,036,565; current non-employee directors as a group--241,908; and all other employees and consultants as a group--1,368,736.

     The benefits and amounts that may be received in the future by persons eligible to participate in the stock option plan are not currently determinable, except as to those future automatic grants to be awarded to non-employee directors under the Automatic Option Grant Program.

              Requirements for Advance Notification of Nominations
                            and Stockholder Proposals

   Advance Notice Requirements for the year 2001 Annual Meeting

     Under Section 11 of Article II of our By-Laws, you may nominate a person for election as a director or propose business to be considered at the year 2001 Annual Meeting if you:

     o Are a holder of record at the time of giving the notice described below;
     o    Are entitled to vote at the Annual Meeting; and
     o Deliver a written notice of intent to make a nomination or proposal to our Corporate Secretary at our offices. You must deliver the written notice of intent, which must contain the relevant information described below, between January 2, 2001 and February 1, 2001. If the date of the year 2001 Annual Meeting is earlier than May 2, 2001 or later than July 31, 2001, however, your written notice of intent must be delivered between the 90th day before the year 2001 Annual Meeting and the later of:

     o    The 60th day before the year 2001 Annual Meeting; or
     o The 10th day after our first public announcement of the year 2001 Annual Meeting date.

     If the Board of Directors decides to propose, for the year 2001 Annual Meeting, an increase in the number of directors, the advance notice requirements will differ from those described above if we fail to make a timely public announcement of the proposal. Our public announcement must be made as described in our By-Laws, and must either name all of the nominees for director or specify the new size of the Board of Directors. To be considered timely, our first public announcement of such a proposal must be made:

     o By March 23, 2001, if the date of the year 2001 Annual Meeting is between May 2, 2001 and July 31, 2001; or
     o By 70 days before the year 2001 Annual Meeting, if the date of the year 2001 Annual Meeting is earlier than May 2, 2001 or later than July 31, 2001.

     If we fail to meet the applicable deadline for making a timely public announcement, and you would like to nominate individuals for the new position(s) created by the increase, you must deliver your written notice of intent by no later than the 10th day after our first public announcement. Your written notice of intent may nominate individuals only for new position(s) created by the increase, and must contain the information described below.

   Requirements for a Written Notice of Intent

     Your written notice of intent to make a nomination or proposal must contain your name, address, and the number of each class of our shares you own beneficially and of record. If you are delivering the written notice of intent on behalf of a beneficial owner of our shares, the written notice of intent also must contain the beneficial owner's name, address, and the number of each class of our shares held beneficially and of record. Your written notice of intent also must include:

     o As to each person you propose to nominate for election or re-election as a director, the nominee's written consent to be named in the proxy statement as a nominee and to serve as a director if elected.
     o    As to any other business you propose to bring before the meeting:

          -    A brief description of the business;
          -    The reasons for conducting the business at the meeting; and
          - Your material interest in the business, or the material interest in the business of the beneficial owner, if any, on whose behalf the proposal is made.

   Other Requirements

     You also must comply with all applicable requirements of the Securities Exchange Act of 1934 for nominations of directors and proposals of business to be conducted at stockholder meetings. If you have not complied with the procedures described above, the chairman of a meeting may refuse to acknowledge your nomination or proposal. These procedures will not be deemed to affect any of your rights under Rule 14a-8 under the Securities Exchange Act of 1934 to request inclusion of proposals in our proxy statements.

8888

                            Neose Technologies, Inc.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 26, 2000
       (This Proxy is solicited by the Board of Directors of the Company)


     The undersigned stockholder of Neose Technologies, Inc. hereby appoints Stephen A. Roth, Chairman and Chief Executive Officer, and P. Sherrill Neff, President, Chief Operating Officer, and Chief Financial Officer, and each of them, with full power of substitution, proxies to vote the shares of stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders of Neose Technologies, Inc. to be held at the Company's headquarters at 102 Witmer Road, Horsham, PA 19044, on June 26, 2000, at 1:00 P.M. (Eastern Daylight Time), or any adjournment thereof.

                  (Continued and to be signed on Reverse Side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            NEOSE TECHNOLOGIES, INC.

                                 June 26, 2000





                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A  |X| Please marke your
       votes as in this
       example.

1. ELECTION    FOR all nominees       WITHHOLD
   OF          at right(except as     AUTHORITY
   DIRECTORS   marked to the          to vote for all
               contrary below)        nominees at right
                  |_|                      |_|

INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list at right.

                                           NOMINEES: Stephen A. Roth
                                                     P. Sherrill Neff
                                                     William F. Hamilton
                                                     Douglas J. MacMaster, Jr.
                                                     Mark H. Rachesky
                                                     Lindsay A. Rosenwald
                                                     Lowell E. Sears
                                                     Jerry A. Weisbach


                                                  FOR      AGAINST      ABSTAIN
                                                  |_|        |_|          |_|

2. PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT
   TO THE NEOSE TECHNOLOGIES, INC. AMENDED
   AND RESTATED 1995 STOCK OPTION/STOCK
   ISSUANCE PLAN (the "Amended Plan") to
   increase the nunber of shares authorized for issuance under the Amended Plan.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.


Signature______________________________________________    Dated:______________



_______________________________________________________    Dated:______________
            SIGNATURE: IF HELD JOINTLY

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.